SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-52356






                        Date of Report: December 7, 2007


                        SEAWAY VALLEY CAPITAL CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             20-5996486
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(State of other jurisdiction of                                   (IRS Employer
incorporation or organization                                Identification No.)

10-18 Park Street, 2nd Floor, Gouverneur, NY                             13642
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(Address of principal executive offices)                            (Zip Code)


                                 (315) 287-1122
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               (Registrant's telephone number including area code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)) [GRAPHIC OMITTED]

ITEM 1.01         ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 3, 2007 Seaway Valley Capital Corporation ("Seaway" or the "Company") consummated a financing agreement with YA Global Investments, L.P. in the form of a convertible debenture for total gross proceeds of $550,000 and a warrant to purchase an additional 60 million shares of the Company's common stock. The funds will be used for various business activities, including effectuating an acquisition of 100% of the stock of an undisclosed company that Seaway recently executed letter of intent ("LOI") to acquire. In addition, a certain portion of the funds may be used to assist its recently acquired wholly owned subsidiary, Hacketts, in the transition of WiseBuys stores into Hacketts stores.



ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a Securities Purchase Agreement between Seaway Valley Capital Corporation and
     YA Global Investment LP.

10-b Warrant Agreement  between Seaway Valley Capital  Corporation and YA Global
     Investment LP.

10-c Debenture   between  Seaway  Valley  Capital   Corporation  and  YA  Global
     Investment LP.
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



GREENSHIFT CORPORATION



               By:  /s/ Thomas W. Scozzafava
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                        THOMAS W. SCOZZAFAVA
                        Chief Executive Officer
Date:                   December 7, 2007